Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our report on our audits of the financial statements of Manhattan Pharmaceuticals, Inc.  as of December 31, 2009 and 2008 and for the years then ended and for the period from August 6, 2001 (date of inception) to December 31, 2009, which contains explanatory paragraphs relating to the adoption of the new accounting standard for whether an equity linked financial instrument is indexed to its own stock and the Company’s ability to continue as a going concern, included in this Annual Report on Form 10-K for the year ended December 31, 2009, is dated March 31, 2010. We consent to the incorporation by reference of our report in the following registration statements previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the registration statements on Forms S-1 with SEC File Nos. 333-150580 and 333-157470 and the registration statements on Forms S-8 with SEC file Nos. 333-48531, 333-15807, 333-112888 and 333-112889

/s/J.H. Cohn LLP

Roseland, New Jersey
March 31, 2010